Exhibit 2.7

AMENDMENT TO MEMBERSHIP INTEREST PURCHASE AND SALE AGREEMENT
This Amendment to Membership Interest Purchase and Sale Agreement (the “Amendment”) is made and entered into this 16th day of November, 2007, by and among Rio Vista GO LLC, an Oklahoma limited liability company or its assigns (“Buyer”) and Rio Vista Energy Partners L.P., a Delaware limited partnership (“Rio Vista”), and Outback Production, Inc., a Nevada corporation (“Seller”) and GO, LLC, an Oklahoma limited liability company (the “Company”), and Gary Moores and Bill Wood (individually, a “Shareholder” and collective, the “Shareholders”).
RECITALS
A. Buyer, Rio Vista, Seller, Company and Shareholders have executed that certain Stock Purchase Agreement (the “Agreement”) dated effective October 1, 2007, by and among Buyer, Rio Vista, Seller, Company and Shareholders, which provides for the sale of the Membership Interests in the Company from Seller to Buyer.
B. The Agreement was inadvertently titled a “Stock Purchase Agreement,” when in fact the Agreement is a Membership Interest Purchase and Sale Agreement. Additionally, (i) the Agreement inadvertently refers to the Company as a corporation, when in fact it is a limited liability company; (ii) the Agreement inadvertently refers to the managers of the Company as directors; (iii) the Agreement inadvertently refers to the members of the Company as shareholders; and (iv) the Agreement inadvertently refers to the membership interests of the Company as shares.
C. The Agreement provides that Schedules 2.1, 2.4, 2.5, 2.6, 2.7, 2.8, 2.9, 2.10, 2.11, 2.12, 2.14, 2.15, 2.16, 2.17, 2.18, 2.20, 2.21, 2.22, 2.23, 2.24, 2.25, 2.26, 2.27, 3.1, and7.6 are attached thereto, but, inadvertently, such Schedules were not attached.
D. Paragraph 1.1.1 of the Agreement provides as follows:
1.1.1 Subject to Section 1.1.2, at Closing, Buyer will pay Seller $3,000,000 in cash or other immediately available funds and will deliver to Seller ninety-one thousand nine hundred nine-six (91,996) common units of Rio Vista (the “Purchase Price Units”).
E. Paragraph 7.3 of the Agreement provides as follows:
7.3 During the pre-Closing period, upon the inquiry of the Buyer, the Company and Seller shall promptly notify the Buyer of:
F. Paragraph 10.4.1(b) of the Agreement provides as follows:
(b) Buyer Adjustments. The Final Settlement Statement shall incorporate the following adjustments in favor of Buyer:
(i) All proceeds received by Shareholders (net of applicable Taxes and royalties) after the Effective Time which are attributable, in accordance with GAAP, to production from the Oil and Gas Assets during the period from and after the Effective Time; and

(ii) All capital costs, expenses, and any Taxes attributable to the Oil and Gas Assets for periods from and after the Effective Date until Closing.
G. Paragraph 11.6 of the Agreement provides as follows:
11.6 Buyer’s Agreement to Indemnify. Buyer and Company shall, on the date of Closing, agree, following the Closing, to indemnify and hold Seller and Shareholders, and their respective successors and permitted assigns harmless from and against any and all claims, obligations, actions, liabilities, damages, costs or expenses, (a) resulting from any breach of any representation, warranty, covenant or agreement of Buyer contained in this Agreement, (b) resulting from any breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement following the Closing, or (c) except as otherwise provided herein, relating to the conduct of the Company’s business after the Closing or to the Membership Interests or the Oil and Gas Assets arising after the Closing, or (d) resulting from any claim, action or demand made by any third party relating to Buyers acquisition of Seller’s membership units in the Company, whether or not it arises out of or relates to this Agreement. Notwithstanding any provision in this Agreement or its attachments to the contrary, Buyer agrees that subsequent to Closing the Company shall continue to indemnify Seller and Shareholders to the full extent any such indemnification was provided to any of them under Company’s Bylaws and/or Articles of Incorporation in effect as of the date of this Agreement as previously furnished to Buyer.
H. Paragraph 12.1 of the Agreement provides as follows:
12.1 Knowledge Respecting Buyer. Seller represents and acknowledges that (a) it is a sophisticated investor with knowledge and experience in business and financial matters, knows, or has had the opportunity to acquire, all information concerning the business, affairs, financial condition and prospects of Buyer which it deems relevant to make a fully informed decision regarding the consummation of the transactions contemplated hereby and is able to bear the economic risk and lack of liquidity inherent in holding the Purchase Price Units and (b) it has accessed copies of all Forms 10-K, 10-Q and 8-K, and all proxy statements, filed by Buyer and available at www.sec.gov. Without limiting the foregoing, Seller understands and acknowledges that neither Buyer nor anyone acting on its behalf has made any representations or warranties other than those contained herein respecting Buyer or the future conduct of Buyer’s business or of Company’s business, and Seller has not relied upon any representations or warranties other than those contained herein in the belief that they were made on behalf of Buyer.
I. Paragraphs 12.2 and 12.2.1 of the Agreement provide as follows:
12.2 Status of Units to be Issued. Seller agrees, acknowledges and confirms that he or she has been advised and understands as follows:

12.2.1 Seller is acquiring the Purchase Price Units to be issued to it for its own account and without a view to any distribution or resale thereof, other than a distribution or resale which, in the opinion of counsel for Seller (which opinion shall be satisfactory in form and substance to Rio Vista), may be made without violating the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities or “blue sky” laws. Seller acknowledges the Purchase Price Units are “restricted securities” within the meaning of Rule 144 under the Securities Act and have not been registered under the Securities Act or any state securities laws and thereafter must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.
J. Paragraph 12.2.4 of the Agreement provides as follows:
12.2.4 Rio Vista and its transfer agent may refuse to effect a transfer of any of the Purchase Price Units by the Seller or any of their successors, personal representatives or assigns otherwise than as contemplated hereby in this Agreement.
K. Paragraph 12.4 of the Agreement provides as follows:
12.4 Cooperation by Seller. The Seller will cooperate with Rio Vista as reasonably requested by Rio Vista in connection with the preparation and filing of any Registration Statement. Each of the Seller will furnish to Rio Vista such information regarding itself, the common units held by it, and the intended method of disposition of such common units as shall be reasonably required to cause the effectiveness of the Registration Statement and will execute and deliver such documents in connection with the Registration Statement as Rio Vista may reasonably request. Each of the Seller will, upon receipt of notice from Rio Vista of any event requiring suspension of the use of the prospectus included as part of the Registration Statement, immediately discontinue disposition of common units pursuant to the Registration Statement until Seller’s receipt of the copies of the supplemented or amended prospectus or receipt of notice that no supplement or amendment is required. Each of the Seller covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act of 1933 as applicable to it or comply with the provisions of an exemption from such prospectus delivery requirements in connection with sales of common units pursuant to the Registration Statement.
L. Paragraph 12.5 of the Agreement provides as follows:
12.5 Value of Purchase Price Units; Alternate Payment. On the date the Registration Statement is declared effective by the SEC (the “Registration Date”), if the closing price of Rio Vista’s common units as reported by the NASDAQ Stock Market (the “Registration Date Price”) is less than eighty percent (80%) of such price as so reported on the Closing Date (the “Closing Date Price”), Seller shall have the option for a period of thirty (30) days to rescind the transactions contemplated by this Agreement unless Buyer agrees to deliver to the Seller either (i) additional common units of Rio Vista

(the “Additional Units”) in such number as necessary so that the total value of the Purchase Price Units and the Additional Units, in each case based on the Registration Date Price, is at least eighty percent (80%) of the value of the Purchase Price Units based on the Closing Date Price or (ii) additional cash (the “Additional Cash”) in such amount as necessary so that the total value of the Purchase Price Units, based on the Registration Date Price, together with the Additional Cash, is at least eighty percent (80%) of the value of the Purchase Price Units based on the Closing Date Price. In lieu of delivery of Additional Units or Additional Cash to supplement the Purchase Price Units, Buyer shall have the alternate option to pay the entire value of the Purchase Price Units based on the Closing Date Price in cash (the “All Cash Payment”), provided that Buyer makes the All Cash Payment in full within ten (10) business days following an election by Seller to rescind as provided above. Upon delivery of the All Cash Payment to the Seller, all Purchase Price Units shall be returned to Buyer and/or cancelled by Rio Vista.
M. Paragraph 18.1.4 of the Agreement provides as follows:
18.1.4 by Seller by written notice to the other parties if (i) the representations and warranties of Buyer shall not have been true and correct in all respects (in the case of a representation or warranty containing a materiality qualification) or in all material respects (in the case of a representation or warranty without a materiality qualification) as of the date when made, (ii) if any of the conditions set forth in Section 9 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by 5:00 p.m. Central Time on October 22, 2007, unless such failure shall be due to the failure of Company or Seller to perform or comply with any of the covenants, agreements or conditions to be performed or complied with by them prior to the Closing, (iii) if Seller discovers any material liability or misrepresentation of Buyer not disclosed by Buyer to Seller directly or in any public filing before June 28, 2007, or (iv) if Buyer’s market capitalization as reflected on the NASDAQ Stock Market drops in excess of 20% following the execution of the Letter of Intent prior to Closing; or
N. The parties desire to amend the Agreement.
AGREEMENT
For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
1. The Agreement is amended as follows:
(a) The title of the Agreement shall be “Membership Interest Purchase and Sale Agreement.” Additionally, (i) all references throughout the Agreement to the Company as a corporation shall be to the Company as a limited liability company; (ii) all references throughout the Agreement to the directors of the Company shall refer to the managers of the Company; (iii) all references throughout the Agreement to the shareholders of the Company shall refer to the members of the Company; and (iv) all references throughout the Agreement to the shares of the Company shall refer to the membership interests of the Company.

(b) Schedules 2.1, 2.4, 2.5, 2.6, 2.7, 2.8, 2.9, 2.10, 2.11, 2.12, 2.14, 2.15, 2.16, 2.17, 2.18, 2.20, 2.21, 2.22, 2.23, 2.24, 2.25, 2.26, 2.27, 3.1, and7.6 are attached hereto.
(c) Paragraph 1.1.1 of the Agreement is deleted in its entirety and the following is substituted therefor:
1.1.1 Subject to Section 1.1.2 and pursuant to Schedule 1.1.1, at Closing, Buyer will pay Seller $3,000,000 in cash or other immediately available funds and Rio Vista will deliver to Shareholders ninety-one thousand nine hundred nine-six (91,996) common units of Rio Vista (the “Purchase Price Units”).
(d) Paragraph 7.3 of the Agreement is deleted in its entirety and the following is substituted therefor:
7.3 During the pre-Closing period, the Company, the Shareholders and Seller shall promptly notify the Buyer of:
(e) Paragraph 10.4.1(b) of the Agreement is deleted in its entirety and the following is substituted therefore:
b) Buyer Adjustments. The Final Settlement Statement shall incorporate the following adjustments in favor of Buyer:
(i) All proceeds received by Seller or Shareholders (net of applicable Taxes and royalties) after the Effective Time which are attributable, in accordance with GAAP, to production from the Oil and Gas Assets during the period from and after the Effective Time; and
(ii) All capital costs, expenses, and any Taxes allocable to Company and that are attributable to the Oil and Gas Assets for periods prior to the Effective Time.
(f) Paragraph 11.6 of the Agreement is deleted in its entirety and the following is substituted therefor:
11.6 Buyer’s Agreement to Indemnify. Buyer and Company shall, on the date of Closing, agree, following the Closing, to indemnify and hold Seller and Shareholders, and their respective successors and permitted assigns harmless from and against any and all claims, obligations, actions, liabilities, damages, costs or expenses, (a) resulting from any breach of any representation, warranty, covenant or agreement of Buyer contained in this Agreement or (b) except as otherwise provided herein, relating to the conduct of the Company’s business after the Closing or to the Membership Interests or the Oil and Gas Assets arising after the Closing. Notwithstanding any provision in this Agreement or its attachments to the contrary, Buyer agrees that subsequent to Closing the Company shall continue to indemnify Seller and Shareholders to the full extent any such indemnification was provided to any of them under Company’s Bylaws and/or Articles of Incorporation in effect as of the date of this Agreement as previously furnished to Buyer.

(g) Paragraph 12.1 of the Agreement is deleted in its entirety and the following is substituted therefor:
12.1 Knowledge Respecting Buyer. Each Shareholder represents and acknowledges that (a) he is a sophisticated investor with knowledge and experience in business and financial matters, knows, or has had the opportunity to acquire, all information concerning the business, affairs, financial condition and prospects of Rio Vista which it deems relevant to make a fully informed decision regarding the consummation of the transactions contemplated hereby and is able to bear the economic risk and lack of liquidity inherent in holding the Purchase Price Units and (b) it has accessed copies of all Forms 10-K, 10-Q and 8-K, and all proxy statements, filed by Rio Vista and available at www.sec.gov. Without limiting the foregoing, each Shareholder understands and acknowledges that neither Rio Vista nor anyone acting on its behalf has made any representations or warranties other than those contained herein respecting Rio Vista or the future conduct of Rio Vista’s business or of Company’s business, and neither Shareholder has relied upon any representations or warranties other than those contained herein in the belief that they were made on behalf of Rio Vista.
(h) Paragraphs 12.2 and 12.2.1 of the Agreement are deleted in their entirety and the following is substituted therefor:
12.2 Status of Units to be Issued. Each Shareholder agrees, acknowledges and confirms that he has been advised and understands as follows:
12.2.1 Each Shareholder is acquiring the Purchase Price Units to be issued to it for his own account and without a view to any distribution or resale thereof, other than a distribution or resale which, in the opinion of counsel for either Shareholder (which opinion shall be satisfactory in form and substance to Rio Vista), may be made without violating the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities or “blue sky” laws. Each Shareholder acknowledges the Purchase Price Units are “restricted securities” within the meaning of Rule 144 under the Securities Act and have not been registered under the Securities Act or any state securities laws and thereafter must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Each Shareholder is an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act.

(i) Paragraph 12.2.4 of the Agreement is deleted in its entirety and the following is substituted therefor:
12.2.4 Rio Vista and its transfer agent may refuse to effect a transfer of any of the Purchase Price Units by either Shareholder or any of their successors, personal representatives or assigns otherwise than as contemplated hereby in this Agreement.
(j) Paragraph 12.4 of the Agreement is deleted in its entirety and the following is substituted therefor:
12.4 Cooperation by Shareholders. The Shareholders will cooperate with Rio Vista as reasonably requested by Rio Vista in connection with the preparation and filing of any Registration Statement. Each of the Shareholders will furnish to Rio Vista such information regarding itself, the common units held by it, and the intended method of disposition of such common units as shall be reasonably required to cause the effectiveness of the Registration Statement and will execute and deliver such documents in connection with the Registration Statement as Rio Vista may reasonably request. Each of the Shareholders will, upon receipt of notice from Rio Vista of any event requiring suspension of the use of the prospectus included as part of the Registration Statement, immediately discontinue disposition of common units pursuant to the Registration Statement until such Shareholder’s receipt of the copies of the supplemented or amended prospectus or receipt of notice that no supplement or amendment is required. Each of the Shareholders covenants and agrees that he will comply with the prospectus delivery requirements of the Securities Act of 1933 as applicable to him or comply with the provisions of an exemption from such prospectus delivery requirements in connection with sales of common units pursuant to the Registration Statement.
(k) Paragraph 12.5 of the Agreement is deleted in its entirety and the following is substituted therefore:
12.5 Value of Purchase Price Units; Alternate Payment. On the date the Registration Statement is declared effective by the SEC (the “Registration Date”), if the closing price of Rio Vista’s common units as reported by the NASDAQ Stock Market (the “Registration Date Price”) is less than eighty percent (80%) of $10.87 (the “Price”), Buyer agrees to deliver to the Seller either (i) additional common units of Rio Vista (the “Additional Units”) in such number as necessary so that the total value of the Purchase Price Units and the Additional Units, in each case based on the Registration Date Price, is at least eighty percent (80%) of the value of the Purchase Price Units based on the Price or (ii) additional cash (the “Additional Cash”) in such amount as necessary so that the total value of the Purchase Price Units, based on the Registration Date Price, together with the Additional Cash, is at least eighty percent (80%) of the value of the Purchase Price Units based on the Price. In lieu of delivery of Additional Units or Additional Cash to supplement the Purchase Price Units, Buyer shall have the alternate option to pay the entire value of the Purchase Price Units based on the Price in cash (the “All Cash Payment”). Upon delivery of the All Cash Payment to the Seller, all Purchase Price Units shall be returned to Buyer and/or cancelled by Rio Vista.

(l) Paragraph 18.1.4 of the Agreement is deleted in its entirety and the following is substituted therefore:
18.1.4 by Seller by written notice to the other parties if (i) the representations and warranties of Buyer shall not have been true and correct in all respects (in the case of a representation or warranty containing a materiality qualification) or in all material respects (in the case of a representation or warranty without a materiality qualification) as of the date when made, (ii) if any of the conditions set forth in Section 9 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by 5:00 p.m. Central Time on October 22, 2007, unless such failure shall be due to the failure of Company or Seller to perform or comply with any of the covenants, agreements or conditions to be performed or complied with by them prior to the Closing, or (iii) if Seller discovers any material liability or misrepresentation of Buyer not disclosed by Buyer to Seller directly or in any public filing before June 28, 2007.
2. Capitalized terms not otherwise defined in this Amendment shall have the meanings given to such terms in the Agreement.
3. As modified by this Amendment, the Agreement is in full force and effect.
4. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
5. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Oklahoma.
6. This Amendment may be signed in counterparts and may be delivered by facsimile, and each counterpart and facsimile will be considered an original, but all of which, when taken together, shall constitute one instrument.
Signature page to follow.

Buyer Rio Vista GO LLC
By:	/s/ Ian Bothwell
Ian Bothwell, Manager

Rio Vista Energy Partners, L.P.
By:	Rio Vista GP LLC, General Partner.

By:	/s/ Ian Bothwell
Ian Bothwell, Acting CEO

Company GO, LLC
By:	/s/ Gary Moores
Gary Moores, President

Seller Outback Production, Inc.
By:	/s/ Gary Moores
Gary Moores, President

Shareholders

/s/ Gary Moores
Gary Moores

/s/ Bill Wood
Bill Wood